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                                                                   EXHIBIT 10.29

             Schedule to Restricted Stock Agreement for Awards Under the Company's Amended and Restated 2001 Stock Incentive Plan
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

Name                Position of Executive            Number of Shares       Date of Grant
--------            ---------------------            ----------------       -------------

Barry J. Kulpa      Former President and CEO             75,000*              1/28/03

Thomas S. McHugh    Vice President - Finance and         15,000               1/28/03
                    Chief Financial Officer

John M. Mullin      Vice President - Operations          30,000               1/28/03

Nick H. Varsam      Vice President - General Counsel      5,000               1/28/03

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* All of such shares were forfeited upon termination of employment with the
Company.